Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

•	Q3 Results:

•	Revenue: $13.0 billion

•	Growth of 6% year over year (normalized to exclude the divested SPVSS business for Q3 FY 2018)

•	Earnings per Share: GAAP: $0.69; Non-GAAP: $0.78

•	Non-GAAP EPS increased 18% year over year

•	Q4 Guidance (normalized to exclude the divested SPVSS business for Q4 FY 2018):

•	Revenue: 4.5% to 6.5% growth year over year

•	Earnings per Share: GAAP: $0.66 to $0.71; Non-GAAP: $0.80 to $0.82

SAN JOSE, Calif. — May 15, 2019 — Cisco today reported third quarter results for the period ended April 27, 2019. Cisco reported third quarter revenue of $13.0 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.0 billion or $0.69 per share, and non-GAAP net income of $3.5 billion or $0.78 per share.

As previously disclosed, Cisco completed the divestiture of the Service Provider Video Software Solutions (SPVSS) business in the second quarter of fiscal 2019 on October 28, 2018. Revenue, non-GAAP financial information, and Q4 FY 2019 guidance have been normalized to exclude the SPVSS business from prior periods for comparative purposes.

“Our strong performance in the quarter was across the business, reflecting our customers’ confidence in our strategy, business model and market-leading portfolio,” said Chuck Robbins, chairman and CEO of Cisco. “Technology is at the heart of our customers’ strategies and we are building the technology to help them achieve their business objectives.”

GAAP Results

	Q3 FY 2019	Q3 FY 2018	Vs. Q3 FY 2018
Revenue (including SPVSS business for all periods)	$13.0 billion	$12.5 billion	4%
Revenue (excluding SPVSS business for all periods)	$13.0 billion	$12.2 billion	6%
Net Income	$3.0 billion	$2.7 billion	13%
Diluted Earnings per Share (EPS)	$0.69	$0.56	23%

Non-GAAP Results

	Q3 FY 2019	Q3 FY 2018	Vs. Q3 FY 2018
Net Income (excluding SPVSS business for all periods)	$3.5 billion	$3.2 billion	8%
EPS (excluding SPVSS business for all periods)	$0.78	$0.66	18%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We executed well in Q3, delivering revenue growth of 6%, non-GAAP EPS growth of 18%, as well as strong margins and cash flow,” said Kelly Kramer, CFO of Cisco. “We continue to invest in our innovation pipeline to drive long-term profitable growth, while successfully evolving our business model through software offerings and subscriptions and delivering value for shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in the “Q3 FY 2019 Highlights” section are presented excluding the SPVSS business for all periods as it was divested during the second quarter, on October 28, 2018.

Q3 FY 2019 Highlights

Revenue — Total revenue was $13.0 billion, up 6%, with product revenue up 7% and service revenue up 3%. Revenue by geographic segment was: Americas up 9%, EMEA up 5%, and APJC down 4%. Product revenue performance was broad based with growth in Security, up 21%, Applications, up 9%, and Infrastructure Platforms, up 5%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.1%, 62.0%, and 66.3%, respectively, as compared with 62.3%, 61.0%, and 65.8%, respectively, in the third quarter of fiscal 2018.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 64.6%, 63.7%, and 67.3%, respectively, as compared with 64.5%, 63.7%, and 67.1%, respectively, in the third quarter of fiscal 2018.

Total gross margins by geographic segment were: 65.6% for the Americas, 64.5% for EMEA and 60.7% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.7 billion, up 1%. Non-GAAP operating expenses were $4.2 billion, up 6%, and were 32.4% of revenue.

Operating Income — GAAP operating income was $3.5 billion, up 12%, with GAAP operating margin of 27.1%. Non-GAAP operating income was $4.2 billion, up 6%, with non-GAAP operating margin at 32.2%.

Provision for Income Taxes — The GAAP tax provision rate was 15.8%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $3.0 billion and EPS was $0.69. On a non-GAAP basis, net income was $3.5 billion, an increase of 8%, and EPS was $0.78, an increase of 18%.

Cash Flow from Operating Activities — $4.3 billion for the third quarter of fiscal 2019, an increase of 79% compared with $2.4 billion for the third quarter of fiscal 2018. Operating cash flow for the third quarter of fiscal 2018 included the payment of $1.3 billion of one-time foreign taxes as related to the Tax Cuts and Jobs Act. Operating cash flow increased 16%, normalized for these tax payments.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $34.6 billion at the end of the third quarter of fiscal 2019, compared with $40.4 billion at the end of the second quarter of fiscal 2019, and compared with $46.5 billion at the end of fiscal 2018.

Deferred Revenue — $17.5 billion, down 8% in total, with deferred product revenue down 23%. Deferred service revenue was up 3%.

Capital Allocation — In the third quarter of fiscal 2019, we returned $7.5 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.35 per common share, or $1.5 billion, and repurchased approximately 116 million shares of common stock under our stock repurchase program at an average price of $52.14 per share for an aggregate purchase price of $6.0 billion. The remaining authorized amount for stock repurchases under the program is $18.0 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2019, we closed the acquisitions of Luxtera, Inc., a privately held semiconductor company, and Singularity Networks, a privately held network infrastructure analytics company.

Guidance for Q4 FY 2019

Cisco expects to achieve the following results for the fourth quarter of fiscal 2019 (normalized to exclude the divested SPVSS business):

Q4 FY 2019
Revenue	4.5% - 6.5% growth Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	31% - 32%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.80 - $0.82

Revenue for the divested SPVSS business for the fourth quarter of fiscal 2018 was $206 million.

Cisco estimates that GAAP EPS will be $0.66 to $0.71 in the fourth quarter of fiscal 2019.

A reconciliation between the Guidance for Q4 FY 2019 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q4 FY 2019” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2019 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 15, 2019 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 15, 2019 to 4:00 p.m. Pacific Time, May 22, 2019 at 1-888-446-2545 (United States) or 1-402-998-1344 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 15, 2019. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

•

Cisco is hosting Cisco Live, its premier annual customer and partner conference June 9-13 in San Diego, Calif. Register now for keynotes, hands-on learnings experiences, expert demonstrations and networking.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
REVENUE:
Product	$9,722	$9,304	$28,885	$27,067
Service	3,236	3,159	9,591	9,419

Total revenue	12,958	12,463	38,476	36,486

COST OF SALES:
Product	3,693	3,625	11,106	10,594
Service	1,092	1,079	3,278	3,208

Total cost of sales	4,785	4,704	14,384	13,802

GROSS MARGIN	8,173	7,759	24,092	22,684
OPERATING EXPENSES:
Research and development	1,659	1,590	4,824	4,706
Sales and marketing	2,403	2,325	7,084	6,894
General and administrative	541	561	1,261	1,601
Amortization of purchased intangible assets	39	67	112	188
Restructuring and other charges	18	82	282	332

Total operating expenses	4,660	4,625	13,563	13,721

OPERATING INCOME	3,513	3,134	10,529	8,963
Interest income	331	380	1,003	1,155
Interest expense	(211)	(237)	(655)	(719)
Other income (loss), net	(18)	(24)	(10)	48

Interest and other income (loss), net	102	119	338	484

INCOME BEFORE PROVISION FOR INCOME TAXES	3,615	3,253	10,867	9,447
Provision for income taxes (1)	571	562	1,452	13,140

NET INCOME (LOSS)	$3,044	$2,691	$9,415	$(3,693)

Net income (loss) per share:
Basic	$0.70	$0.56	$2.11	$(0.76)

Diluted	$0.69	$0.56	$2.09	$(0.76)

Shares used in per-share calculation:
Basic	4,370	4,791	4,468	4,892

Diluted	4,415	4,844	4,509	4,892

The Consolidated Statements of Operations include the results of the SPVSS business prior to its divestiture during the second quarter of fiscal 2019 on October 28, 2018. Accordingly, the nine months ended April 27, 2019 includes three months of financial results for this business.

(1)	The provision for income taxes for the nine months ended April 28, 2018 includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 27, 2019
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Including SPVSS business for all periods:
Americas	$7,695	7%	$22,798	6%
EMEA	3,356	2%	9,803	6%
APJC	1,907	(6)%	5,875	3%

Total	$12,958	4%	$38,476	5%

Excluding SPVSS business for all periods:
Americas	$7,695	9%	$22,721	7%
EMEA	3,356	5%	9,737	8%
APJC	1,907	(4)%	5,851	5%

Total	$12,958	6%	$38,309	7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended April 28, 2018 was $219 million and for the nine months ended April 27, 2019 and April 28, 2018 was $168 million and $697 million, respectively.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 27, 2019
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Including SPVSS business for all periods:
Americas	65.6%	65.4%
EMEA	64.5%	64.3%
APJC	60.7%	59.0%
Excluding SPVSS business for all periods (1):
Americas	65.6%	65.6%
EMEA	64.5%	64.4%
APJC	60.7%	59.1%

(1)	During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business.

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 27, 2019
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Including SPVSS business for all periods:
Infrastructure Platforms	$7,545	5%	$22,315	7%
Applications	1,431	9%	4,315	17%
Security	707	21%	2,016	17%
Other Products	39	(83)%	239	(69)%

Total Product	9,722	4%	28,885	7%
Services	3,236	2%	9,591	2%

Total	$12,958	4%	$38,476	5%

Excluding SPVSS business for all periods:
Infrastructure Platforms	$7,545	5%	$22,315	7%
Applications	1,431	9%	4,315	17%
Security	707	21%	2,016	17%
Other Products	39	3%	93	(39)%

Total Product	9,722	7%	28,739	9%
Services	3,236	3%	9,570	2%

Total	$12,958	6%	$38,309	7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended April 28, 2018 was $219 million and for the nine months ended April 27, 2019 and April 28, 2018 was $168 million and $697 million, respectively.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 27, 2019	July 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,251	$8,934
Investments	24,392	37,614
Accounts receivable, net of allowance for doubtful accounts of $124 at April 27, 2019 and $129 at July 28, 2018	3,795	5,554
Inventories	1,513	1,846
Financing receivables, net	5,029	4,949
Other current assets	2,331	2,940

Total current assets	47,311	61,837
Property and equipment, net	2,834	3,006
Financing receivables, net	4,862	4,882
Goodwill	33,544	31,706
Purchased intangible assets, net	2,398	2,552
Deferred tax assets	4,023	3,219
Other assets	2,315	1,582

TOTAL ASSETS	$97,287	$108,784

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$7,777	$5,238
Accounts payable	2,022	1,904
Income taxes payable	953	1,004
Accrued compensation	2,872	2,986
Deferred revenue	10,117	11,490
Other current liabilities	4,172	4,413

Total current liabilities	27,913	27,035
Long-term debt	15,921	20,331
Income taxes payable	8,038	8,585
Deferred revenue	7,339	8,195
Other long-term liabilities	1,272	1,434

Total liabilities	60,483	65,580

Total equity	36,804	43,204

TOTAL LIABILITIES AND EQUITY	$97,287	$108,784

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 27, 2019	April 28, 2018
Cash flows from operating activities:
Net income (loss)	$9,415	$(3,693)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	1,433	1,676
Share-based compensation expense	1,166	1,184
Provision (benefit) for receivables	32	(104)
Deferred income taxes	(281)	1,013
(Gains) losses on divestitures, investments and other, net	(79)	(159)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,560	1,064
Inventories	(1)	(289)
Financing receivables	(112)	(165)
Other assets	(736)	(135)
Accounts payable	52	148
Income taxes, net	(759)	8,795
Accrued compensation	(68)	53
Deferred revenue	421	415
Other liabilities	(154)	(237)

Net cash provided by operating activities	11,889	9,566

Cash flows from investing activities:
Purchases of investments	(1,176)	(14,132)
Proceeds from sales of investments	5,391	12,422
Proceeds from maturities of investments	10,797	12,259
Acquisitions and divestitures	(2,175)	(2,762)
Purchases of investments in privately held companies	(118)	(126)
Return of investments in privately held companies	127	163
Acquisition of property and equipment	(701)	(620)
Proceeds from sales of property and equipment	15	54
Other	(12)	(16)

Net cash provided by investing activities	12,148	7,242

Cash flows from financing activities:
Issuances of common stock	321	318
Repurchases of common stock—repurchase program	(16,042)	(11,562)
Shares repurchased for tax withholdings on vesting of restricted stock units	(601)	(541)
Short-term borrowings, original maturities of 90 days or less, net	1,723	(2,502)
Issuances of debt	1,530	6,877
Repayments of debt	(5,250)	(9,875)
Dividends paid	(4,489)	(4,433)
Other	51	(92)

Net cash used in financing activities	(22,757)	(21,810)

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,280	(5,002)
Cash, cash equivalents, and restricted cash, beginning of period	8,993	11,773

Cash, cash equivalents, and restricted cash, end of period	$10,273	$6,771

Supplemental cash flow information:
Cash paid for interest	$690	$739
Cash paid for income taxes, net	$2,491	$3,332

Prior period information has been retrospectively adjusted due to the adoption of ASU 2016-18, Statement of Cash Flows, Restricted Cash at the beginning of the first quarter of fiscal 2019.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 27, 2019	January 26, 2019	April 28, 2018
Deferred revenue:
Service	$11,297	$11,246	$10,960
Product	6,159	6,015	7,993

Total	$17,456	$17,261	$18,953

Reported as:
Current	$10,117	$9,976	$11,301
Noncurrent	7,339	7,285	7,652

Total	$17,456	$17,261	$18,953

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2019
April 27, 2019	$0.35	$1,519	116	$52.14	$6,020	$7,539
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526
Fiscal 2018
July 28, 2018	$0.33	$1,535	138	$43.58	$6,015	$7,550
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
GAAP net income (loss)	$3,044	$2,691	$9,415	$(3,693)
Adjustments to cost of sales:
Share-based compensation expense	54	57	163	168
Amortization of acquisition-related intangible assets	141	161	418	444
Supplier component remediation charge (adjustment), net	—	(9)	(1)	(41)
Acquisition-related/divestiture costs	2	2	9	4
Legal and indemnification settlements	—	—	5	122

Total adjustments to GAAP cost of sales	197	211	594	697

Adjustments to operating expenses:
Share-based compensation expense	322	342	974	1,010
Amortization of acquisition-related intangible assets	39	67	112	188
Acquisition-related/divestiture costs	78	89	238	195
Legal and indemnification settlements	(1)	—	(396)	—
Significant asset impairments and restructurings	18	82	282	332

Total adjustments to GAAP operating expenses	456	580	1,210	1,725

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	(4)	—	(77)	—

Total adjustments to GAAP income (loss) before provision for income taxes	649	791	1,727	2,422

Income tax effect of non-GAAP adjustments	(160)	(168)	(554)	(613)
Significant tax matters (1)	(79)	(119)	(387)	11,261

Total adjustments to GAAP provision for income taxes	(239)	(287)	(941)	10,648

Non-GAAP net income	$3,454	$3,195	$10,201	$9,377

Net income (loss) per share (2):
GAAP	$0.69	$0.56	$2.09	$(0.76)

Non-GAAP	$0.78	$0.66	$2.26	$1.90

(1)

For the first nine months of fiscal 2018, we recorded charges relating to significant tax matters that were excluded from non-GAAP net income. $11.1 billion of these charges were provisional amounts related to the enactment of the Tax Cuts and Jobs Act comprised of $8.9 billion related to the U.S. transition tax, $1.2 billion related to foreign withholding tax and $1.0 billion related to the re-measurement of net deferred tax assets. The amounts were provisional based on Securities and Exchange Commission Staff Accounting Bulletin No. 118. The remaining $0.2 billion was related to other significant tax matters.

(2)

GAAP net loss per share for the nine months ended April 28, 2018 was calculated using basic shares of 4,892 million, due to the net loss resulting from the tax charge as discussed in footnote (1). Non-GAAP net income per share for the period was calculated using diluted shares of 4,936 million, as we had non-GAAP net income for this period.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$6,029	$2,144	$8,173	$4,660	1%	$3,513	12%	$102	(14)%	$3,044	13%
% of revenue	62.0%	66.3%	63.1%	36.0%		27.1%		0.8%		23.5%
Adjustments to GAAP amounts:
Share-based compensation expense	22	32	54	322		376		—		376
Amortization of acquisition-related intangible assets	141	—	141	39		180		—		180
Legal and indemnification settlements	—	—	—	(1)		(1)		—		(1)
Acquisition/divestiture-related costs	1	1	2	78		80		—		80
Significant asset impairments and restructurings	—	—	—	18		18		—		18
(Gains) and losses on equity investments	—	—	—	—		—		(4)		(4)
Income tax effect/significant tax matters	—	—	—	—		—		—		(239)

Non-GAAP amount	$6,193	$2,177	$8,370	$4,204	6%	$4,166	6%	$98	(18)%	$3,454	8%

% of revenue	63.7%	67.3%	64.6%	32.4%		32.2%		0.8%		26.7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the third quarter of fiscal 2018.

	Three Months Ended
	April 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,679	$2,080	$7,759	$4,625	$3,134	$2,691
% of revenue	61.0%	65.8%	62.3%	37.1%	25.1%	21.6%
Adjustments to GAAP amounts:
Share-based compensation expense	24	33	57	342	399	399
Amortization of acquisition-related intangible assets	161	—	161	67	228	228
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—	(9)	(9)
Acquisition/divestiture-related costs	1	1	2	89	91	91
Significant asset impairments and restructurings	—	—	—	82	82	82
Income tax effect/significant tax matters	—	—	—	—	—	(287)

Non-GAAP amount	$5,856	$2,114	$7,970	$4,045	$3,925	$3,195
Less: SPVSS business (1)	(56)	(11)	(66)	(61)	(5)	(4)

Non-GAAP amount (excluding SPVSS business)	$5,800	$2,103	$7,903	$3,984	$3,919	$3,191

% of revenue	63.7%	67.1%	64.5%	32.5%	32.0%	26.1%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Reflects three months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME (LOSS)

(In millions, except percentages)

	Nine Months Ended
	April 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$17,779	$6,313	$24,092	$13,563	(1)%	$10,529	17%	$338	(30)%	$9,415	NM
% of revenue	61.6%	65.8%	62.6%	35.3%		27.4%		0.9%		24.5%
Adjustments to GAAP amounts:
Share-based compensation expense	67	96	163	974		1,137		—		1,137
Amortization of acquisition-related intangible assets	418	—	418	112		530		—		530
Supplier component remediation charge (adjustment), net	(1)	—	(1)	—		(1)		—		(1)
Legal and indemnification settlements	5	—	5	(396)		(391)		—		(391)
Acquisition/divestiture-related costs	4	5	9	238		247		—		247
Significant asset impairments and restructurings	—	—	—	282		282		—		282
(Gains) and losses on equity investments	—	—	—	—		—		(77)		(77)
Income tax effect/significant tax matters	—	—	—	—		—		—		(941)

Non-GAAP amount	$18,272	$6,414	$24,686	$12,353		$12,333		$261		$10,201
% of revenue	63.3%	66.9%	64.2%	32.1%		32.1%		0.7%		26.5%
Less: SPVSS business (1)	(52)	(9)	(61)	(59)		(1)		—		(1)

Non-GAAP amount (excluding SPVSS business)	$18,220	$6,405	$24,625	$12,293	4%	$12,332	9%	$261	(46)%	$10,200	9%

% of revenue	63.4%	66.9%	64.3%	32.1%		32.2%		0.7%		26.6%

NM — Not meaningful

(1)	Reflects three months of operations for the SPVSS business.

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the first nine months of fiscal 2018.

	Nine Months Ended
	April 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income (Loss)
GAAP amount	$16,473	$6,211	$22,684	$13,721	$8,963	$(3,693)
% of revenue	60.9%	65.9%	62.2%	37.6%	24.6%	(10.1)%
Adjustments to GAAP amounts:
Share-based compensation expense	70	98	168	1,010	1,178	1,178
Amortization of acquisition-related intangible assets	444	—	444	188	632	632
Supplier component remediation charge (adjustment), net	(41)	—	(41)	—	(41)	(41)
Legal and indemnification settlements	122	—	122	—	122	122
Acquisition/divestiture-related costs	1	3	4	195	199	199
Significant asset impairments and restructurings	—	—	—	332	332	332
Income tax effect/significant tax matters (1)	—	—	—	—	—	10,648

Non-GAAP amount	$17,069	$6,312	$23,381	$11,996	$11,385	$9,377
Less: SPVSS business (2)	(200)	(27)	(226)	(192)	(34)	(27)

Non-GAAP amount (excluding SPVSS business)	$16,870	$6,284	$23,154	$11,805	$11,349	$9,348

% of revenue	63.8%	67.3%	64.7%	33.0%	31.7%	26.1%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

(2)	Reflects nine months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
GAAP effective tax rate (1)	15.8%	17.3%	13.4%	139.1%
Total adjustments to GAAP provision for income taxes	3.2%	3.7%	5.6%	(118.1)%

Non-GAAP effective tax rate	19.0%	21.0%	19.0%	21.0%

(1)	Includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act for the nine months ended April 28, 2018.

GAAP TO NON-GAAP GUIDANCE FOR Q4 FY 2019

Q4 FY 2019	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (1)
GAAP	62.5% - 63.5%	26% - 27%	17%	$0.66 - $0.71
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.06 - $0.07
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	—	$0.05 - $0.06
Significant asset impairments and restructurings	—	0.0%	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments			2%

Non-GAAP	64% - 65%	31% - 32%	19%	$0.80 - $0.82

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our customers’ confidence in our strategy, business model and market-leading portfolio, our ability to build the technology to help our customers achieve their business objectives, our investment in our innovation pipeline to drive long-term profitable growth, our ability to successfully evolve our business model through software offerings and subscriptions and our ability to deliver value to our shareholders) and the future financial performance of Cisco (including the guidance for Q4 FY 2019) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 19, 2019 and September 6, 2018, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and Form 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 27, 2019 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

About Cisco

Cisco (Nasdaq: CSCO) is the worldwide technology leader that has been making the Internet work since 1984. Our people, products and partners help society securely connect and seize tomorrow’s digital opportunity today. Discover more at newsroom.cisco.com and follow us on Twitter at @Cisco.

Copyright © 2019 Cisco and/or its affiliates. All rights reserved. Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.